Exhibit 99.1

STONEMOR INC. ANNOUNCES DATE OF CONFERENCE CALL AND WEBCAST TO DISCUSS 2022 SECOND QUARTER FINANCIAL RESULTS

BENSALEM, PA – July 28, 2022 – StoneMor Inc. (NYSE: STON), a leading owner and operator of cemeteries and funeral homes, today announced it expects to release 2022 second quarter financial results on Thursday, August 11, 2022 after the market closes. In connection with this announcement, StoneMor plans to hold a conference call to discuss its results later that day at 4:30 p.m. eastern time.

This conference call can be accessed by calling (800) 954-0601. No reservation number is necessary; however, it is advised that interested parties access the call-in number 5 to 10 minutes prior to the scheduled start time to avoid delays. StoneMor will also host a live webcast of this conference call. Investors may access the live webcast via the Investors page of the StoneMor website www.stonemor.com under Events & Presentations.

About StoneMor Inc.

StoneMor Inc., headquartered in Bensalem, Pennsylvania, is an owner and operator of 304 cemeteries and 72 funeral homes across 24 states throughout the United States and Puerto Rico.

StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the anticipated dates for release of earnings and the related earnings call, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause the actual timing of the release of earnings and the related earnings call to vary from those stated or implied in this press release. StoneMor’s major risks that may impact such timing are related to uncertainties associated with ongoing business and economic disruptions resulting from the recent coronavirus pandemic, including the effect of government regulations issued in connection therewith and uncertainties associated with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

CONTACT

Investor Relations

StoneMor Inc.

(215) 826-4438